UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Rule 12g-3(a))

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2014

BankGuam Holding Company

(Exact name of registrant as specified in its charter)

Guam	000-54483	96-0002144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box BW Hagatna, Guam		96910
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (671) 472-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 19, 2014, BankGuam Holding Company (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). As of the record date for the Annual Meeting, there were 8,802,115 shares entitled to vote on all matters presented to the Company’s stockholders at the Annual Meeting. Votes representing approximately 65.31% of the Company’s common stock were present in person or represented by proxy at the Annual Meeting. The following are the voting results of each matter submitted to the Company’s stockholders at the Annual Meeting.

Proposal No. 1: Election of Directors

The stockholders elected each of the four (4) following Class III Directors to hold office for a term of three years:

Nominee	For	Withheld	Broker Non-Votes
Lourdes Leon Guerrero	5,744,606	1,300	89,584
Joaquin P.L.G. Cook	5,745,584	322	89,584
Martin D. Leon Guerrero	5,536,522	73,776	89,584
Joe T. San Agustin	5,675,817	70,877	89,584

Proposal No. 2: Ratification Of Selection Of Independent Registered Public Accounting Firm

The stockholders ratified the selection of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 with 5,775,988 shares voting in favor, 289 shares against, and 59,562 shares abstaining.

Proposal No. 3: Approved the Company Employee Stock Service Award Plan

The stockholders approved the Company Employee Stock Service Award Plan with 5,633,870 shares voting in favor, 4,245 shares against, and 108,404 shares abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKGUAM HOLDING COMPANY

Date: May 21, 2014

	By:	/s/ LOURDES A. LEON GUERRERO
Lourdes A. Leon Guerrero,
President and Chief Executive Officer